Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended September 30, 2026

NEW YORK, NY, October 16, 2026 – Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2026. For the three months ended September 30, 2026, GAAP income before taxes was $67.3 million, or $0.53 of diluted earnings per share (“EPS”), and distributable earnings was $44.7 million, or $0.35 of distributable EPS. For the three months ended September 30, 2026, distributable EPS prior to charge-off of allowance for credit losses was $0.38.

“Ladder delivered a strong third quarter. We made over $700 million of new loan and securities investments, grew book value, and realized a meaningful gain on the sale of a net lease office asset. With ample liquidity and a balance sheet built to benefit from higher rates, we are well positioned to continue delivering value to our shareholders,” said Brian Harris, Ladder’s Chief Executive Officer.

The Company issued a supplemental presentation detailing its third quarter 2026 operating results and an updated investor presentation. Both are available on our website at http://ir.laddercapital.com.
Conference Call and Webcast
We will host a conference call on Friday, October 16, 2026 at 10:00 a.m. Eastern Time to discuss third quarter 2026 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available until midnight on Friday, October 30, 2026. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13763155. The conference call will also be webcast through a link on Ladder’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.
About Ladder
Ladder Capital Corp (NYSE: LADR) is an internally-managed, investment grade REIT. Ladder's primary business is originating first mortgage loans on all major commercial property types, with a focus on the middle market. Its multi-cylinder business model also includes owning and operating real estate and investing in highly-rated commercial real estate securities. Ladder's investment objective is to preserve and protect shareholder capital while generating attractive risk-adjusted returns — a discipline reinforced by 13% insider ownership, with management and the board of directors together constituting Ladder's largest shareholder. Since its founding in 2008, Ladder has deployed $53 billion of capital, serving institutional and middle-market clients nationwide.

Ladder maintains investment grade credit ratings of Baa3 from Moody's Ratings and BBB- from Fitch Ratings, and is rated BB+ by S&P Global Ratings. Moody's and Fitch assign Ladder a stable outlook, while S&P assigns a positive outlook. Credit ratings and outlooks are current as of the date of this press release. All other data is as of September 30, 2026.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release.

Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.
Investor Contact
Ladder Investor Relations
(917) 369-3207
investor.relations@laddercapital.com

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	September 30,	December 31,
	2026(1)	2025(1)
	(Unaudited)
Assets
Cash and cash equivalents	$41,776	$37,953
Restricted cash	21,432	14,888
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	2,951,526	2,217,375
Allowance for credit losses	(43,566)	(47,137)
Mortgage loan receivables held for sale	26,847	27,986
Securities	2,276,280	2,088,285
Real estate and related lease intangibles, net	654,152	703,537
Real estate held for sale, net	4,455	—
Investments in and advances to unconsolidated ventures	40,606	44,468
Derivative instruments	348	264
Accrued interest receivable	20,358	15,890
Other assets	50,464	49,041
Total assets	$6,044,678	$5,152,550
Liabilities and Equity
Liabilities
Debt obligations, net	$4,346,438	$3,510,402
Dividends payable	31,447	31,819
Accrued expenses	60,495	76,448
Other liabilities	145,690	52,524
Total liabilities	4,584,070	3,671,193
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 130,790,591 and 130,790,591 shares issued and 125,992,003 and 127,233,559 shares outstanding as of September 30, 2026 and December 31, 2025, respectively.	126	127
Additional paid-in capital	1,779,879	1,787,074
Treasury stock, 4,798,588 and 3,557,032 shares, at cost	(49,146)	(39,056)
Retained earnings (dividends in excess of earnings)	(264,554)	(260,084)
Accumulated other comprehensive income (loss)	(3,170)	(4,135)
Total shareholders’ equity	1,463,135	1,483,926
Noncontrolling interests in consolidated ventures	(2,527)	(2,569)
Total equity	1,460,608	1,481,357
Total liabilities and equity	$6,044,678	$5,152,550

(1)     Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Three Months Ended
	September 30,	June 30,
	2026	2026
	(Unaudited)
Net interest income
Interest income	$80,446	$78,204
Interest expense	51,616	50,010
Net interest income (expense)	28,830	28,194
Provision for (release of) loan loss reserves, net	13	122
Net interest income (expense) after provision for (release of) loan loss reserves	28,817	28,072
Other income (loss)
Real estate operating income	30,657	30,906
Net result from mortgage loan receivables held for sale	(357)	174
Gain (loss) on real estate, net	65,627	—
Fee and other income (loss)	(5,526)	3,564
Net result from derivative transactions	489	203
Earnings (loss) from investment in unconsolidated ventures	(823)	252
Gain (loss) on extinguishment of debt	7	72
Total other income (loss)	90,074	35,171
Costs and expenses
Compensation and employee benefits	16,174	12,260
Operating expenses	4,885	5,108
Real estate operating expenses	14,748	12,909
Interest expense on real estate	5,789	5,607
Investment related expenses	1,900	1,706
Depreciation and amortization	8,059	9,343
Total costs and expenses	51,555	46,933
Income (loss) before taxes	67,336	16,310
Income tax expense (benefit)	1,450	1,749
Net income (loss)	65,886	14,561
Net (income) loss attributable to noncontrolling interests in consolidated ventures	(21)	27
Net income (loss) attributable to Class A common shareholders	$65,865	$14,588

Earnings per share:
Basic	$0.53	$0.12
Diluted	$0.53	$0.12

Weighted average shares outstanding:
Basic	124,098,939	124,730,611
Diluted	124,885,210	125,249,856

Dividends per share of Class A common stock	$0.23	$0.23

Non-GAAP Financial Measures
The Company utilizes distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to conduit securitization gains or losses and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and after-tax distributable ROAE: (i) to evaluate our earnings from operations because management believes that they may be useful performance measures; and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable EPS is defined as after-tax distributable earnings divided by the weighted average diluted shares outstanding during the period. In addition, we believe it is useful to present distributable earnings and distributable EPS prior to charge-offs of allowance for credit losses on loans to reflect our direct operating results and help existing and potential future holders of our class A common stock assess the performance of our business excluding such charge-offs. Distributable earnings prior to charge-offs of allowance for credit losses is used as an additional performance metric to consider when declaring our dividends. Distributable EPS prior to charge-offs of allowance for credit losses is defined as after-tax distributable earnings prior to charge-offs of allowance for credit losses divided by the weighted average diluted shares outstanding during the period.

We define distributable earnings as income before taxes adjusted for: (i) net (income) loss attributable to noncontrolling interests in consolidated ventures; (ii) our share of real estate depreciation, amortization and gain adjustments and the inclusion of income distributions from investments in unconsolidated ventures; (iii) the impact of derivative gains and losses related to hedging fair value variability of fixed rate assets caused by interest rate fluctuations and overall portfolio market risk as of the end of the specified accounting period; (iv) economic gains or losses on loan sales, certain of which may not be recognized under GAAP accounting in consolidation for which risk has substantially transferred during the period, as well as the exclusion of the related GAAP economics in subsequent periods; (v) unrealized gains or losses related to our investments in securities recorded at fair value in current period earnings; (vi) unrealized and realized provision for loan losses and real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain non-recurring transactional items.
We exclude the effects of our share of real estate depreciation and amortization. Given GAAP gains and losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization, our adjustment eliminates the portion of the GAAP gain or loss that is derived from depreciation and amortization.

Our derivative instruments do not qualify for hedge accounting under GAAP and, therefore, any net payments under, or fluctuations in the fair value of derivatives are recognized currently in our income statement. The Company utilizes derivative instruments to hedge exposure to interest rate risk associated with fixed rate mortgage loans, fixed rate securities, and/or overall portfolio market risks. Distributable earnings excludes the GAAP results from derivative activity until the associated mortgage loan or security for which the derivative position is hedging is sold or paid off, or the hedge position for overall portfolio market risk is closed, at which point any gain or loss is recognized in distributable earnings in that period. For derivative activity associated with securities or mortgage loans held for investment, any hedging gain or loss is amortized over the expected life of the underlying asset for distributable earnings. We believe that adjusting for these specifically identified gains and losses associated with hedging positions adjusts for timing differences between when we recognize the gains or losses associated with our assets and the gains and losses associated with derivatives used to hedge such assets.

We originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that we intend to sell into third-party CMBS securitizations. Mortgage loans receivable held for sale are recorded at the lower of cost or market under GAAP. For purposes of distributable earnings, we exclude the impact of unrealized lower of cost or market adjustments on conduit loans held for sale and include the realized gains or losses in distributable earnings in the period when the loan is sold. Our conduit business includes mortgage loans made to third parties and may also include mortgage loans secured by real estate owned in our real estate segment. Such mortgage loans receivable secured by real estate owned in our real estate segment are eliminated in consolidation within our GAAP financial statements until the loans are sold in a third-party securitization. Upon the sale of a loan to a third-party securitization trust (for cash), the related mortgage note payable is recognized on our GAAP financial statements. For purposes of distributable earnings, we include adjustments for economic gains and losses related to the sale of these inter-segment loans for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of amortization of any related premium/discount on such mortgage loans payable recognized in interest expense during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan sale and settlement. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a useful supplemental measure of our performance.

We invest in certain securities that are recorded at fair value with changes in fair value recorded in current period earnings. For purposes of distributable earnings, we exclude the impact of unrealized gains and losses associated with these securities and include realized gains and losses in connection with any disposition of securities. Distributable earnings includes declines in fair value determined to be credit related if the decline is determined to be non-recoverable and the loss to be nearly certain to be eventually realized. In those cases, a credit loss is included in distributable earnings for the period in which such determination was made.
We include adjustments for unrealized provision for loan losses and real estate impairment. For purposes of distributable earnings, management recognizes realized losses on loans and real estate in the period in which the asset is sold or when the Company determines such amounts are no longer realizable and deemed non-recoverable.
Set forth below is an unaudited reconciliation of income (loss) before taxes to distributable earnings, and an unaudited computation of distributable EPS (in thousands, except per share data):

	Three Months Ended
	September 30,	June 30,
	2026	2026
Income (loss) before taxes	$67,336	$16,310
Net (income) loss attributable to noncontrolling interests in consolidated ventures	(21)	27
Our share of real estate depreciation, amortization and real estate sale adjustments (1)	(26,111)	10,354
Adjustments for derivative results and loan sale activity (2)	347	430
Unrealized (gain) loss on securities	2,889	(81)
Adjustment for impairment (3)	13	122
Non-cash stock-based compensation	3,714	3,652
Distributable earnings prior to charge-off of allowance for credit losses	48,167	30,814
Charge-off of allowance for credit losses (3)	(3,500)	—
Distributable earnings	$44,667	$30,814
Estimated corporate tax (expense) benefit (4)	(979)	(994)
After-tax distributable earnings	$43,688	$29,820
Weighted average diluted shares outstanding	124,885	125,250
Distributable EPS	$0.35	$0.24
Per share impact of charge-off of allowance for credit losses	0.03	—
Distributable EPS prior to charge-off of allowance for credit losses	$0.38	$0.24

(1)    The following is an unaudited reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments and adjustments to (earnings) loss from investment in unconsolidated ventures ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2026	2026
Total GAAP depreciation and amortization	$8,059	$9,343
Depreciation and amortization related to non-rental property fixed assets	(113)	(113)
Non-controlling interests in consolidated ventures’ share of depreciation and amortization	(130)	(126)
Our share of operating lease income from above/below market lease intangible amortization	121	(227)
Our share of real estate depreciation and amortization and real estate adjustments	7,937	8,877
Adjustments for accumulated depreciation and amortization on real estate sold and held-for-sale (a)	(34,936)	—
Adjustment for (earnings) loss from investments in unconsolidated ventures (b)	888	1,477
Our share of real estate depreciation, amortization and real estate sale adjustments	$(26,111)	$10,354

(a) GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. The following is an unaudited reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2026	2026
GAAP realized gain/(loss) on sale of real estate, net	$65,627	$—
Adjusted (gain)/loss real estate sold and held-for-sale for purposes of distributable earnings	(30,691)	—
Adjustments for accumulated depreciation and amortization on real estate sold and held-for-sale (1)	$34,936	$—

(1) During the three months ended September 30, 2026, the Company sold an office property in Jacksonville, FL and adjusted the gain on sale by $34.3 million representing previously recognized depreciation and amortization. In addition, the Company classified a retail property in Carmel, NY as held-for-sale. The property is in contract to sell at an amount in excess of our GAAP net book value, after adjusting for our share of previously recognized depreciation and amortization, the Company recorded a $0.6 million impairment for distributable earnings.
(b) The three months ended September 30, 2026 adjusts for GAAP earnings from investment in unconsolidated ventures of $823 thousand and includes an income distribution of $65 thousand. The three months ended June 30, 2026 adjusts for GAAP earnings from investment in unconsolidated ventures of $(252) thousand and includes an income distribution of $1.7 million.
(2)    The following is an unaudited reconciliation of GAAP net results from derivative transactions to our adjustments for derivative results and loan sale activity within distributable earnings ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2026	2026
GAAP net results from derivative transactions	$(489)	$(203)
Realized results of loan sales, net (a)	309	41
Unrealized lower of cost or market adjustments related to loans held for sale	357	423
Amortization of (premium)/discount on mortgage loan financing included in interest expense	(250)	(141)
Recognized derivative results	420	310
Adjustments for derivative results and loan sale activity	$347	$430

(a) The three months ended September 30, 2026 includes realized gain from sales of conduit mortgage loans collateralized by properties in our real estate segment of $0.3 million. The three months ended June 30, 2026 includes realized loss from sales of conduit mortgage loans collateralized by net lease properties in our real estate segment of $21 thousand and net hedge related gains on such mortgage loan sales of $62 thousand.
(3) During the three months ended September 30, 2026, the Company recorded a provision of loan loss reserves of $13 thousand and determined a portion of the allowance for loan loss to be non-recoverable and charged-off $3.5 million.
(4)    Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.
    After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity during the period. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2026	2026
After-tax distributable earnings	$43,688	$29,820
Average shareholders’ equity	1,446,232	1,438,218
After-tax distributable ROAE	12.1%	8.3%
Non-GAAP Measures - Limitations
Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:
•distributable earnings, distributable EPS, after-tax distributable ROAE and distributable earnings and distributable EPS prior to charge-off of allowance for credit losses do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
•distributable EPS, distributable EPS prior to charge-off of allowance for credit losses, and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015. Our actual tax rate may differ materially from this estimate; and
•other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.
In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.
In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.